SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CreditRiskMonitor.com, Inc.
(Name of Registrant as Specified in Its Charter)

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CreditRiskMonitor.com, Inc.
704 Executive Boulevard
Valley Cottage, New York 10989
845-230-3000

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about April 25, 2016 to the holders of record of the outstanding common stock, $0.01 par value per share (the “Common Stock”) of CreditRiskMonitor.com, Inc., a Nevada corporation (the “Company”), as of the close of business on April 25, 2016, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting (the “Written Consent”), dated as of May 17, 2016 (the “Consent Date”), of stockholders of the Company owning collectively at least a majority of the outstanding shares of Common Stock of the Company as of the Consent Date (the “Majority Stockholders”). A copy of the Written Consent is attached as Appendix A. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to CreditRiskMonitor.com, Inc.

The Written Consent ratifies and approves (i) a 1.3-for-1 split of the Common Stock, in the form of a 30% stock dividend (three shares for every ten shares owned) to the shareholders of record of the Company on November 30, 2015 (the “Record Date”), with all fractional shares settled in cash (the “Dividend”) and (ii) the Certificate of Change in substantially the form attached as Appendix B, pursuant to which the number of authorized shares of Common Stock of the Company was increased from 25,000,000 to 32,500,000 (the “Certificate”). Pursuant to Rule 14c-2 of the Exchange Act, stockholder approval of the Dividend and the Certificate will not become effective before May 17, 2016, which is at least 21 calendar days after April 25, 2016, the approximate date we will first mail this Information Statement.

As the Company’s stock is closely held, there is little trading activity in the Company’s stock. The Company’s Board of Directors (the “Board of Directors” or the “Board”) approved the stock split as a means of increasing the “public” float and hopefully increasing the trading volume. The stock split applies to all outstanding shares and entitles each shareholder to additional shares but does not change the percentage of the total outstanding shares owned by any shareholder or the aggregate value of such shares on the effective date of the stock split. The Company has no plans, proposals, or arrangements at this time, written or otherwise, to issue any of the additional authorized shares of common stock in connection with a merger, consolidation, acquisition or similar business transaction.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Nevada Revised Statutes (“NRS”), and the Company's Bylaws to ratify and approve the Dividend and the Certificate. Accordingly, the Dividend and the Certificate are not presently being submitted to the Company's other stockholders for a vote. The Dividend is effective as of December 15, 2015, the date the shares resulting from the Dividend were issued, and the Certificate will be effective on the date it is filed with the Secretary of State of the State of Nevada.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTER DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Jerome S. Flum
Jerome S. Flum
Chairman and Chief Executive Officer

CreditRiskMonitor.com, Inc.
704 Executive Boulevard
Valley Cottage, New York 10989
845-230-3000

GENERAL INFORMATION

This Information Statement is being first mailed on or about April 25, 2016, to stockholders of the Company by our Board to provide material information regarding corporate action that has been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and, in the future, would like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company's executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF (I) THE 1.3-FOR-1 SPLIT OF THE COMMON STOCK, IN THE FORM OF A 30% STOCK DIVIDEND AND (II) THE CERTIFICATE OF CHANGE.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND MAJORITY STOCKHOLDERS

Under the NRS and the Company's Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The ratification and approval of the Dividend and the Certificate require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share of Common Stock on any matter which may properly come before the stockholders.

On the Consent Date, the Company had 10,722,321 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On October 21, 2015, at a special meeting of the Board of Directors, the Board unanimously approved the Dividend. In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding stock in compliance with the requirements of the NRS.

CONSENTING STOCKHOLDERS

On the Consent Date, Flum Partners, an investment holding company, being the record holder of 5,641,134 shares of our Common Stock, constituting 52.61% of our issued and outstanding shares of Common Stock, ratified and approved in writing the Dividend and the Certificate. Jerome S. Flum, Chairman, Chief Executive Officer and a director of the Company, is the sole general partner of Flum Partners and has sole voting and dispositive power with respect to the shares of Common Stock owned by Flum Partners. Mr. Flum, who owns or controls 6,238,776 shares of our Common Stock, including Flum Partners’ shares, constituting 58.18% of our issued and outstanding shares of Common Stock, has also ratified and approved in writing the Dividend and the Certificate.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Dividend and the Certificate. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

The Dividend is effective as of December 15, 2015, the date the shares resulting from the Dividend were issued and the Certificate will be effective on the date it is filed with the Secretary of State of the State of Nevada.

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

After giving effect to the Dividend, the Company’s authorized capital consists of 32,500,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”). Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. The Board of Directors is authorized, subject to limits imposed by relevant Nevada laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

After giving effect to the Dividend, we had 10,722,321 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding.

INFORMATION REGARDING THE DIVIDEND

In connection with the Dividend, the Company transferred $24,745 from accumulated deficit to common stock, representing the par value of additional shares issued. As a result of the stock split, fractional shares equal to 110 whole shares were repurchased for $411. All share and per share amounts for all periods presented have been retroactively adjusted to reflect the Dividend.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of March 8, 2016 information regarding the beneficial ownership of the Company’s voting securities (i) by each person or group known by the Company to be the owner of record or beneficially of more than five percent of the Company’s voting securities, (ii) by each of the Company’s directors and executive officers, and (iii) by all directors and executive officers of the Company as a group. Except as indicated in the following notes, the owners have sole voting and investment power with respect to the shares. Unless otherwise noted, each owner’s mailing address is c/o CreditRiskMonitor.com, Inc., 704 Executive Boulevard, Valley Cottage, NY 10989.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Santa Monica Partners, L.P./ La’Dadande Limited Partnership/ Lawrence J. Goldstein(2) 1865 Palmer Avenue Larchmont, NY 10538	815,901	7.58%
Arosa Investment Management LLC(3) 540 N Dearborn Street Chicago, IL 60610	633,950	5.89%
Flum Partners (4)	5,641,134	52.42%
Jerome S. Flum	6,238,776 (5)(6)	57.97%
William B. Danner	169,936	1.58%
Lawrence Fensterstock	140,818	1.31%
Andrew J. Melnick	52,000	——*
Jeffrey S. Geisenheimer	121,448	1.13%
Joshua M. Flum	45,500	——*
Richard J. James	60,450	——*
All directors and executive officers (as a group (7 persons))	6,828,928 (5)(6)	63.46%

*less than 1%

(1) Does not give effect to (a) options to purchase 348,350 shares of Common Stock granted to 27 officers and employees pursuant to the 2009 Long-Term Incentive Plan of the Company, and (b) options to purchase an aggregate of 34,000 shares granted to the non-employee directors pursuant to the 2009 Long-Term Incentive Plan of the Company. All of the foregoing options are not exercisable within sixty days. Includes 2,600 shares of Common Stock issued to Flum Partners in consideration of loans to the Company. Includes options to purchase 39,000 shares of Common Stock granted to Mr. Joshua Flum which are immediately exercisable.

(2) Based on the information contained in a Schedule 13G/A filed February 10, 2014. The general partner of Santa Monica Partners, L.P. is SMP Asset Management, LLC. The general partner of La’Dadande Limited Partnership is La’Dadande Corp. Lawrence J. Goldstein is an individual investor, the sole managing member and sole owner of SMP Asset Management, LLC, a limited partner of La’Dadande Limited Partnership and President of La’Dadande Corp., and may be deemed to beneficially own these shares. Mr.

Goldstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3) Based on the information contained in a Schedule 13G filed July 7, 2015. The managing member of Arosa Investment Management LLC is Alex Tabatabai.

(4) The sole general partner of Flum Partners is Jerome S. Flum, Chairman of the Board and Chief Executive Officer of the Company.

(5) Includes 5,641,134 shares owned by Flum Partners, of which Mr. Flum is the sole general partner, which are also deemed to be beneficially owned by Mr. Flum because of his power, as sole general partner of Flum Partners, to direct the voting of such shares held by the partnership. Mr. Flum disclaims beneficial ownership of the shares owned by Flum Partners. The 6,238,776 shares of Common Stock, or 57.97% of the outstanding shares of Common Stock, may also be deemed to be owned, beneficially and collectively, by Flum Partners and Mr. Flum, as a “group”, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”).

(6) Includes 7,800 shares of Common Stock owned by a grandchild of Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum. Also, includes 260,000 shares of Common Stock owned by Family Trusts established by Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum.

The Company’s equity compensation plans approved by stockholders are the 1998 Long-Term Incentive Plan, which expired May 11, 2009, and the 2009 Long-Term Incentive Plan. The 2009 Long-Term Incentive Plan provides for the grant of options and other awards up to an aggregate of 1,300,000 shares of common stock.

The following table summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all equity compensation plans of the Company as of December 31, 2015, adjusted to reflect the Dividend.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	337,350	$3.01	1,001,650
Total	337,350	$3.01	1,001,650

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows all cash compensation paid or to be paid by the Company during the fiscal years indicated to the chief executive officer and all other executive officers of the Company as of the end of the Company’s last fiscal year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	All Other Compensation	Total
Jerome S. Flum, Chairman and Chief Executive Officer	2015 2014	$170,000 $164,760	$ 40,000 $ 33,750	$ -0- $ -0-	$ -0- $ -0-	$210,000 $198,510
William B. Danner, President	2015 2014	$204,600 $198,600	$ 65,000 $ 48,750	$ 10,911 $ 10,911	$ -0- $ -0-	$280,511 $258,261
Lawrence Fensterstock, Senior Vice President	2015 2014	$170,000 $164,760	$ 63,000 $ 47,250	$ 740 $ 740	$ -0- $ -0-	$233,740 $212,750

(1) The amounts in this column reflect bonuses awarded for the fiscal year shown but paid in the subsequent fiscal year.

(2) Represents the compensation costs of stock option awards for financial reporting purposes for the year under ASC 718, rather than an amount paid to or realized by the Named Executive Officer. The ASC 718 value as of the grant date for stock options is spread over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amounts will ever be realized.

Outstanding Equity Awards

No stock options, stock awards or stock appreciation rights were granted to the Company’s executive officers during the last fiscal year.

The following table reflects outstanding equity grants to the Company’s executive officers as of December 31, 2015, adjusted to reflect the Company’s 1.3-for-1 stock split, effected in the form of a 30% stock dividend, effective as of December 15, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William B. Danner	-0-	13,000	-0-	$5.58	01-14-21
	-0-	6,500	-0-	$2.32	07-11-22
Lawrence Fensterstock	-0-	2,600	-0-	$2.32	07-11-22

The closing market price of the Company’s common stock on December 31, 2015 was $1.94 per share.

The options under Mr. Danner’s grants expiring in 2021 and 2022 and Mr. Fensterstock’s grant expiring in 2022 may be exercised after four years in installments upon the attainment of specified length of service. In the event of a change in control (as defined), the options will vest in full at the time of such change in control.

Directors’ Fees

Effective January 1, 2010, non-employee directors receive $750 per quarter or a total of $3,000 per calendar year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Andrew J. Melnick	$ 3,000	$ 1,850	$ 4,850
Jeffrey S. Geisenheimer	$ 3,000	$ 1,850	$ 4,850
Joshua M. Flum	$ 3,000	$ 7,584	$10,584
Richard J. James	$ 3,000	$ 1,850	$ 4,850

(1) Represents the compensations costs for financial reporting purposes for the year under ASC 718.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

APPENDICES

The following documents are appended to this information statement:

Appendix A	Written Consent To Action of The Majority Stockholders of Creditriskmonitor.Com, Inc.
Appendix B	Certificate of Change

* * *

Appendix A

Written Consent To Action of

The Majority Stockholders

of

Creditriskmonitor.Com, Inc.

THE UNDERSIGNED, being the holders of a majority of the voting power of the issued and outstanding shares of Common Stock, par value $0.01 per share, entitled to vote at a meeting of the stockholders of CreditRiskMonitor.com, Inc., a Nevada corporation (the “Corporation”), hereby adopt the following resolutions by written consent to action without a meeting pursuant to Section 78.320(2) of the Nevada Revised Statutes:

RESOLVED, that the declaration by the Board of Directors of the Corporation of a 1.3 for 1 split of its common stock, in the form of a 30% stock dividend (the “Stock Split”), payable on December 15, 2015 to the shareholders of record as of November 30, 2015, is hereby in all respects ratified, confirmed and approved; and

RESOLVED, that in connection with the Stock Split the Certificate of Incorporation of the Corporation be amended in the manner provided for in the Certificate of Change (the “Certificate of Change”) substantially in the form annexed hereto as Exhibit A, in order to increase the total number of shares of Common Stock the Corporation shall have the authority to issue from 25,000,000 to 32,500,000 shares of Common Stock, $0.01 par value per share.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this consent as of this   day of April, 2016.

FLUM PARTNERS, a Limited Partnership organized under Article 8 of the Partnership Law of the State of New York

By:
Jerome S. Flum, general partner

JEROME S. FLUM, individually

Appendix B

Certificate of Change

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

CREDITRISKMONITOR.COM, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

25,000,000 common shares with a par value of $0.01 5,000,000 preferred shares with a par value of $0.01

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

32,500,000 common shares with a par value of $0.01 5,000,000 preferred shares with a par value of $0.01

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

0.3 additional common shares for each issued common share

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares equal to 110 whole shares were repurchased for $411.

7. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split

Revised: 1-5-15